                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            CB BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

    Notice is hereby given that the 1997 annual meeting (the "Meeting") of stockholders of CB Bancshares, Inc. ("Bancshares"), will be held at the Ala Moana Hotel, in the Hibiscus Ballroom I, 410 Atkinson Drive, Honolulu, Hawaii, on Thursday, April 30, 1997, at 1:30 p.m., Hawaiian Standard Time, for the purposes of considering and voting upon the following matters:

    1. To elect four (4) Class II Directors to serve until the 2000 annual meeting of stockholders and until their successors are elected.

    2. To elect the firm of Grant Thornton LLP as independent auditor for the ensuing year.

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 31, 1997, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [/S/ JAMES M MORITO]

                                          James M. Morita

                                          CHAIRMAN OF THE BOARD

Honolulu, Hawaii
April 7, 1997

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

                                     [LOGO]

                              201 Merchant Street
                             Honolulu, Hawaii 96813
                            ------------------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1997
                            ------------------------

    This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. ("Bancshares") to be used for voting at the 1997 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the "Meeting"), which will be held on April 30, 1997, at 1:30 p.m., Hawaiian Standard Time, at the Ala Moana Hotel, in the Hibiscus Ballroom I, 410 Atkinson Drive, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about April 7, 1997.

    The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

                                 VOTING RIGHTS

    Only holders of Bancshares common stock ("Common Stock") of record at the close of business (4:00 p.m. Hawaiian Standard Time) on March 31, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,551,228 shares of Bancshares Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Bancshares Common Stock.

                                VOTING BY PROXY

    Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board's nominees for Class II directors, and FOR election of the firm of Grant Thornton LLP as independent auditor. If for any reason a nominee should decline or be unable to stand for election at the 1997 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board's nominees, may in their discretion vote for another candidate. The Board of Directors has appointed Frederic K. T. Chun, Robert R. Taira and Tomio Fuchu to act as proxies on behalf of the Board of Directors.

    Prior to the annual meeting the Bancshares' Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the election of directors and election of the independent auditor. With respect to the election of directors and the election of the independent auditor, abstentions and broker non-votes will not be counted as either a vote for or against the election of a director or the independent auditor. Since elections will be determined according to votes actually cast, abstentions and broker non-votes will have no effect on the outcome of voting. Directors and the independent auditor will be elected upon receiving a majority of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. All other action to be taken at the Meeting requires the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting (accordingly, abstentions will have the same effect as votes cast against any such action and broker non-votes will not affect the outcome of any such action).

    A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 1997 annual meeting may revoke his or her proxy in person at the meeting at any time prior to its exercise, and a stockholder's proxy may be revoked or superseded by a duly executed proxy of later date.

    THE ENCLOSED PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

                             ELECTION OF DIRECTORS

    Bancshares currently has a total of eleven (11) directors constituting the entire Board of Directors, divided into three (3) classes, CLASS I consisting of four (4) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The articles of incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 1997 annual meeting four (4) Class II directors are to be elected to serve until the 2000 annual meeting of stockholders and until their respective successors have been elected.

    The Board of Directors' four nominees for Class II directors are James M. Morita, Ronald K. Migita, H. Clifton Whiteman and Donald J. Andres. Mr. Morita is an incumbent director and Chairman of Bancshares. Mr. Migita, Mr. Whiteman and Mr. Andres have been nominated as Class II directors to succeed Marcelino J. Avecilla and Kazuo E. Yamane, who have reached the mandatory retirement age for directors, and Norman K. Mizuguchi, who was appointed as a director in 1995 but has declined to seek election. The Board's nominees were mutually agreed to by Bancshares and M. A. Schapiro & Co., Inc. The Board of Directors of City Bank (the "Bank") and International Savings and Loan Association, Limited ("ISL") are elected by Bancshares as the sole stockholder of the Bank and ISL. The selection of nominees for the election of directors of the Bank and ISL is within the discretion of the Board of Directors of Bancshares.

    THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS FOUR NOMINEES FOR CLASS II DIRECTORS.

    Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors' four (4) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 1997 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

    To be eligible for election as a director, written request that a person's name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days prior to the date fixed for such meeting.

    The following table sets forth as to each nominee for director, and each director now in office, each person's age, principal occupation during the past five years and the year in which he or she was first elected a director of Bancshares and, for each such nominee and director, and for all executive officers and directors of Bancshares as a group, the number of shares of Bancshares Common Stock beneficially owned as of the

Record Date, and the percentage of the class which such ownership represents. Unless otherwise noted, each of the persons listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power.

                                                              YEAR FIRST     COMMON STOCK
NAME, AGE, PRINCIPAL OCCUPATION DURING PAST FIVE YEARS, AND   ELECTED A      BENEFICIALLY    PERCENT OF
                    OTHER DIRECTORSHIPS                        DIRECTOR         OWNED           CLASS
------------------------------------------------------------  ----------     ------------    -----------
NOMINEES FOR ELECTION AS CLASS II DIRECTORS -- TERMS TO
 EXPIRE IN 2000
MORITA, JAMES M. (83)(1)                                        1980             56,500  (2)      1.59 %
 Chairman of the Board and Chief Executive Officer of
 Bancshares and Chairman of the Board and Chief Executive
 Officer of the Bank for more than the past five years;
 Chairman of the Board and Chief Executive Officer of ISL
 from April 1994 to February 1997

MIGITA, RONALD K. (55)(3)                                        --                 100           0.003%
 President and Chief Executive Officer of Bancshares since
 April 1997; President and Chief Operating Officer of
 Bancshares from June 1995 to November 1996; President of
 ISL from April 1996 to November 1996; Executive Vice
 President of Bank of Hawaii from 1989 to May 1995

WHITEMAN, H. CLIFTON (71)                                        --               1,200           0.034%
 Director and Consultant, York Research Corporation since
 1991; Director and Consultant, Keene Corporation from
 November 1991 to August 1996

ANDRES, DONALD J. (55)                                           --               2,000  (4)      0.056%
 Director and Executive Vice President, M. A. Schapiro &
 Co., Inc. from May 1994; Partner, Ernst & Young LLP from
 June 1962 to April 1994

CLASS I DIRECTORS -- TERMS TO EXPIRE IN 1999

KAMO, JAMES H. (76)                                             1993              7,298  (5)      0.21 %
 Attorney; Corporate Secretary of Bancshares and its
 subsidiaries.

MORITA, CARYN S. (36)                                           1995             22,858  (6)      0.64 %
 Senior Vice President and General Counsel of the Bank since
 November 1996; Senior Vice President and General Counsel of
 Bancshares from April 1994 to November 1996; Vice President and General Counsel of Bancshares from September 1993 to
 April 1994; Deputy Attorney General for the State of Hawaii
 from August 1988 to September 1993.

TAIRA, ROBERT R. (73)(7)                                        1980             23,411           0.66 %
 Chairman of the Board, King's Hawaiian Bakery West, Inc.;
 Vice Chairman of the Board of Bancshares; Vice Chairman of
 the Board of the Bank

TOKIOKA, LIONEL Y. (62)                                         1994             21,948  (8)      0.62 %
 Vice Chairman of the Board of ISL since April 1994;
 Chairman of the Board and Chief Executive Officer of
 International Holding Capital Corp. from 1984 to April
 1994; Chairman of the Board and President of ISL from 1978
 to April 1994

CLASS III DIRECTORS -- TERMS TO EXPIRE IN 1998

ARAKAWA, RAYMOND Y. (81)                                        1980              3,646  (9)      0.10 %
 Manager, Pacific Area, J. A. Sexauer, Inc. (plumbing
 supplies)

CHUN, FREDERIC K. T. (77)                                       1980             11,210           0.32 %
 Vice President of Bancshares; Chairman of the Board and
 President of Citibank Properties, Inc.; Chairman of the
 Board, Chun Kim Chow, Ltd. (retail chain).

                                                              YEAR FIRST     COMMON STOCK
NAME, AGE, PRINCIPAL OCCUPATION DURING PAST FIVE YEARS, AND   ELECTED A      BENEFICIALLY    PERCENT OF
                    OTHER DIRECTORSHIPS                        DIRECTOR         OWNED           CLASS
------------------------------------------------------------  ----------     ------------    -----------

FUCHU, TOMIO (58)                                               1995   (10)           0           0    %
 Chairman of Kyokuto Securities Co. Ltd. since June 1995;
 Managing Director and General Manager, International
 Planning Division of The Sakura Bank, Ltd. from June 1994
 to June 1995; Director and General Manager, International
 Planning Division of The Sakura Bank, Ltd. from June 1992
 to June 1994; Director and General Manager, Tokyo Main
 Branch of The Mitsui Taiyo Kobe Bank, Ltd. until June 1992

Directors and Executive Officers as a group (15 persons)                        182,091           5.13 %

--------------------------

(1) See "Retirement Agreement With James M. Morita" below concerning Mr. Morita's retirement as Chief Executive Officer of Bancshares and the Bank.

(2) Of 56,500 shares owned by James M. Morita, 22,787 shares are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. Not included in the 56,500 shares owned by James M. Morita are 22,377 shares held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa as Joint Trustees.

(3) See "Employment Agreement With Ronald K. Migita" below concerning Mr. Migita's employment with Bancshares and the Bank.

(4) Of the 2,000 shares beneficially owned by Donald J. Andres, 1,000 shares are owned jointly with his spouse as to which he shares voting and investment power, and 1,000 shares are owned by a family limited partnership, of which Donald J. Andres and his spouse are sole general partners and share voting and investment power. See "Ownership of Securities by Certain Beneficial Owners" below concerning ownership of Bancshares Common Stock by M.A. Schapiro & Co., Inc.

(5) Of the 7,298 shares beneficially owned by James H. Kamo, 2,913 shares are held by a trustee of a retirement trust for the benefit of Mr. Kamo, as to which shares he exercises sole voting and investment power, and 4,385 shares are owned jointly with his spouse as to which he shares voting and investment power.

(6) Of 22,858 shares beneficially owned by Caryn S. Morita, 22,377 shares are held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa as Joint-Trustees, referred to in footnote 2 above. Voting power is shared between the Joint-Trustees under the terms of the Trust. Of 22,858 shares owned by Caryn S. Morita, 138 shares are allocated to her account in the CB Bancshares, Inc. Employees Stock Ownership Plan ("ESOP"), the voting of which shares she is entitled to direct. Caryn Morita is the daughter of James M. Morita.

(7) Robert R. Taira has indicated his intention to retire as a director and as Vice Chairman of the Board of Bancshares and the Bank, and has submitted his resignation from such positions effective April 15, 1997. The Board of Directors of Bancshares has elected Yoshiki Takada, currently a director of the Bank, to fill the unexpired term of Mr. Taira. Mr. Takada, 38, is a Senior Vice President of SMC USA, the President of SMC Canada, and a Director of SMC Mexico.

(8) Of the 21,948 shares owned by Lionel Y. Tokioka, 452 shares are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. Not included in the 21,948 shares owned by Lionel Y. Tokioka are 877 shares owned by Thym, Inc., an affiliated corporation, and 1,234 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(9) Of the 3,464 shares beneficially owned by Raymond Y. Arakawa, 3,262 shares are owned by him directly as to which he exercises sole voting and investment power, and 384 shares are owned by members of his immediate family as to which he shares voting and investment power.

(10) Tomio Fuchu was elected by the Board of Directors on August 15, 1995, to fill the unexpired term of director Kunihiko Adachi, who died on May 2, 1995.

    Randall O. Chang, President of the Bank, and Richard C. Lim, President of ISL, are the only Named Executive Officers named in the Summary Compensation Table below whose Bancshares stock ownership is not described above. As of the Record Date, Mr. Chang owned beneficially 614 shares of Common Stock, all of which are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct, and Mr. Lim owned beneficially 11,471 shares of Common Stock, which included 334 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. These amounts do not include 1,000 shares and 750 shares for Mr. Chang and Mr. Lim, respectively, covered by exercisable options as of the Record Date.

                                   MANAGEMENT

    Executive officers of Bancshares, and other significant officers and employees of Bancshares and its subsidiaries are listed below.

NAME AND AGE                                             CURRENT POSITION AND BUSINESS HISTORY
-------------------------------------  --------------------------------------------------------------------------
James M. Morita (83).................  Chairman of the Board and Chief Executive Officer of Bancshares and
                                        Chairman of the Board and Chief Executive Officer of the Bank for more than the past five years; Chairman of the Board and Chief Executive
                                        Officer of ISL from April 1994 to February 1997. See "Retirement
                                        Agreement With James M. Morita" below concerning Mr. Morita's retirement as Chief Executive Officer of Bancshares and the Bank.

Robert R. Taira (73).................  Vice Chairman of the Board of Bancshares and the Bank for more than the past five years; President and Treasurer of City Finance and Mortgage,
                                        Inc., since March 1990; Chairman of the Board of King's Bakery, Inc. for
                                        more than the past five years. Mr. Taira has indicated his intention to retire from his positions as a director and officer with Bancshares and subsidiaries, and has submitted his resignation from such positions effective April 15, 1997.

Ronald K. Migita (55)................  Chief Executive Officer and President of Bancshares since April 1997;
                                        President and Chief Operating Officer of Bancshares from June 1995 to
                                        November 1996; President of ISL from April 1996 to November 1996;
                                        Executive Vice President of Bank of Hawaii from 1989 to May 1995. See
                                        "Employment Agreement With Ronald K. Migita" below concerning Mr.
                                        Migita's employment with Bancshares and the Bank.

Frederic K. T. Chun (77).............  Vice President of Bancshares since September 1993; Treasurer of Bancshares from 1982 to 1993; Chairman of the Board and President of Citibank
                                        Properties, Inc., since September 1990.

James H. Kamo (76)...................  Corporate Secretary of Bancshares and the Bank for more than the past five years; Corporate Secretary of ISL since March 1996; Corporate Secretary of Citibank Properties, Inc., since April 1992.

Lionel Y. Tokioka (62)...............  Vice Chairman of the Board of ISL since April 1994; Chairman of the Board and President of ISL from December 1986 to April 1994.

Randall O. Chang (51)................  President and Chief Operating Officer of the Bank since August 1993;
                                        Senior Vice President, Daiwa Bank, from March 1989 to August 1993.

Richard C. Lim (44)..................  President and Chief Executive Officer of ISL since February 1997;
                                        President and Chief Operating Officer of ISL from April 1994 to April
                                        1996, and from November 1996 to February 1997; Executive Vice President
                                        of ISL from May 1991 to April 1994 and from April 1996 to November 1996.

Daniel Motohiro (53).................  Senior Vice President and Chief Financial Officer of Bancshares since May
                                        1992; Treasurer of Bancshares since October 1993; Assistant Treasurer of
                                        Bancshares from June 1987 to October 1993; Senior Vice President and
                                        Controller of the Bank from August 1987 to April 1992.

    Officers of Bancshares are elected annually for a term of one year at the Board of Directors annual meeting immediately following the annual meeting of stockholders.

EMPLOYMENT AGREEMENT WITH RONALD K. MIGITA

    Bancshares and Ronald K. Migita entered into an Employment Agreement on May 31, 1995 employing Mr. Migita as President and Chief Operating Officer of Bancshares for a term commencing June 5, 1995 and ending on May 31, 2000. Mr. Migita's base salary is $225,000 for each year of the term. Bancshares may in its discretion increase the base salary and grant bonus or other compensation or benefits, and Mr. Migita is entitled to participate in employee benefits plans and programs of Bancshares, to the extent that he is eligible. Bancshares may terminate the employment of Mr. Migita for cause as defined in the Agreement without prior notice. Mr. Migita may terminate his employment upon 120 days prior written notice. The Agreement terminates in the event of the death or disability, as defined in the Agreement, of Mr. Migita.

    Pursuant to his Employment Agreement, Mr. Migita was employed as President and Chief Operating Officer (COO) of Bancshares from June 1995 through November 15, 1996, when his position as President and COO was terminated, although Bancshares continued Mr. Migita's payments under his Employment Agreement. On March 5, 1997, the Bancshares Board of Directors elected Mr. Migita President and Chief Executive Officer, subject to regulatory approval, settlement of threatened litigation by Mr. Migita, and regulatory approval of Mr. Morita's retirement agreement. On March 27, 1997, Bancshares and Mr. Migita entered into a settlement agreement, which, subject to regulatory approval, (a) designated him to management's Class II slate of director nominees for the 1997 annual meeting, (b) appointed him as President and Chief Executive Officer of Bancshares, (c) reaffirmed Mr. Migita's May 31, 1995 Employment Agreement, (d) allowed him to retain all compensation since November 15, 1996, (e) restored all employment benefits provided for in the May 31, 1995 Employment Agreement, (f) provided for continued employment of his secretary, (g) provided for reimbursement of Mr. Migita's legal expenses and costs, up to $8,000, and (h) recommended his appointment as Chief Executive Officer of the Bank. The Settlement Agreement was submitted to the Federal Reserve Bank of San Francisco ("FRB") pursuant to the Memorandum of Understanding agreement dated October 16, 1996 ("MOU") entered into between Bancshares and FRB. The FRB has indicated that it does not disapprove the settlement agreement under the MOU.

EMPLOYMENT AGREEMENT WITH RANDALL O. CHANG

    The Bank and Randall O. Chang have entered into an Employment Agreement employing Mr. Chang as President and Chief Operating Officer of the Bank at a minimum base salary of $165,000 per year for a five-year period commencing August 16, 1993. The Bank may in its discretion increase such base salary and grant bonus or other compensation and benefits to Mr. Chang, and he is entitled to participate in employee benefit programs generally available to executive officers of the Bank. Under the Employment Agreement the Bank may terminate Mr. Chang for cause as defined in the agreement. Mr. Chang has the right to terminate his employment at any time under the agreement for good reason, as defined in the agreement, or with not less than 120 days written notice without good reason. In the event of an illness or incapacity of Mr. Chang, the Bank must continue payment of his salary for a minimum of 12 months after commencement of such illness or incapacity.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

    The following table sets forth all compensation paid or payable for the years 1994 -- 1996 by Bancshares or its subsidiaries to Bancshares' Chief Executive Officer in 1996, James M. Morita, and the five other most highly compensated executive officers of Bancshares and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                                                      ------------------
                                                                                            AWARDS
                                                            ANNUAL COMPENSATION (1)   ------------------
                                                                                          SECURITIES
                                                            ------------------------      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY ($)    BONUS ($)    OPTIONS/SARS (#)   COMPENSATION ($)
-----------------------------------------------  ---------  -----------  -----------  ------------------  ----------------
James M. Morita,                                      1996   $ 440,000    $       0              0          $  85,917(2)
 Chairman of the Board                                1995   $ 440,000    $ 122,317              0(3)       $ 122,988
 and Chief Executive Officer                          1994   $ 437,504    $ 199,570              0(3)       $ 160,833
  of Bancshares; Chairman of the Board and
 Chief Executive Officer of the Bank; Chairman
 of the Board and Chief Executive Officer of
 ISL

Richard C. Lim,                                       1996   $ 150,000    $ 153,936              0          $   4,848(4)
 President and Chief Operating                        1995   $ 150,000    $ 142,112          1,500          $   4,848
 Officer of ISL                                       1994   $ 114,280    $  92,795          1,500          $  14,016

Lionel Y. Tokioka,                                    1996   $ 175,000    $   7,878              0          $ 212,911(6)
 Director and Vice                                    1995   $ 200,000    $ 174,182              0(7)       $  51,055
 Chairman of ISL (5)                                  1994   $ 152,758    $ 118,492           --            $  13,350

Ronald K. Migita,                                     1996   $ 225,000    $       0              0          $   4,575
 President and Chief Operating                        1995   $  93,750    $       0          5,000          $       0
 Officer of Bancshares (8)

Randall O. Chang,                                     1996   $ 173,250    $       0              0          $   4,848(9)
 President and Chief                                  1995   $ 173,250    $       0          2,000          $   4,848
 Operating Officer of the Bank                        1994   $ 165,000    $  26,466          2,000          $  13,549

Robert R. Taira,                                      1996   $ 125,000       --                  0          $  46,889(11)
 Vice Chairman of Bancshares;                         1995   $ 150,000       --                  0          $  43,317
 Vice Chairman of the Bank (10)                       1994   $ 127,500       --                  0          $  69,800

------------------------------

(1) Amounts shown do not include amounts expended by Bancshares which may have a value as a personal benefit to the named individual. The value of such benefits did not exceed, however, the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named individual.

(2) This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Morita's 401(k) account. This amount also includes $81,069 which represents the premium attributed to insurance coverage paid by Bancshares pursuant to split-dollar life insurance policies.

(3) Mr. Morita agreed to cancel and relinquish 10,000 performance option shares and 10,000 index option shares previously granted to him as part of his retirement agreement. See "Retirement Agreement with James M. Morita," below.

(4) This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Lim's 401(k) account.

(5) Mr. Tokioka became Vice Chairman of ISL in April 1994. Mr. Tokioka's employment and compensation was terminated by ISL effective November 15, 1996.

(6) This amount includes $16,667 in severance pay, $45,960 in accrued vacation pay, $54,556 in fees paid to Mr. Tokioka for serving as director of Bancshares and certain of its subsidiaries, and an annual contribution of $4,728 made by Bancshares to Mr. Tokioka's 401(k) account.

(7) Mr. Tokioka was granted options to purchase 2,500 shares in 1995, which terminated upon termination of his employment.

(8) Mr. Migita became President and Chief Operating Officer of Bancshares on June 5, 1995.

(9) This amount includes an annual contribution of $4,848 made by Bancshares to Mr. Chang's 401(k) account.

(10) Mr. Taira voluntarily agreed to terminate his compensation as Vice Chairman as of November 1, 1996.

(11) This amount includes fees paid to Mr. Taira for serving as director of Bancshares and certain of its subsidiaries during 1996. Mr. Taira does not participate in Bancshares' 401(k) program.

STOCK OPTIONS

    There were no stock options granted by Bancshares during the last fiscal year.

    The following table sets forth information concerning unexercised stock options to purchase Bancshares Common Stock under the Stock Compensation Plan. None of the above named executive officers exercised any stock options in 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                             OPTIONS/SARS AT FY-END(#)   OPTIONS/SARS AT FY-END($)
                                                             -------------------------  ---------------------------
                                                             EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                             -------------------------  ---------------------------
James M. Morita............................................                   0(1)                  --
                                                                              0(1)                  --
Randall O. Chang...........................................             0/2,000(3)               $    0/$0
                                                                    1,000/1,000(4)               $    0/$0
Lionel Y. Tokioka..........................................                   0(2)                  --
Ronald K. Migita...........................................             0/2,500(3)               $    0/$0
                                                                    1,250/1,250(4)               $    0/$0
Robert R. Taira............................................                   0                     --
Richard C. Lim.............................................             0/1,500(3)               $    0/$0
                                                                        750/750(4)               $    0/$0

------------------------

(1) Mr Morita agreed to cancel and relinquish 10,000 Performance Options and 10,000 Index Options previously granted to him as part of his retirement agreement with Bancshares. See "Retirement Agreement with James M. Morita," below.

(2) Mr. Tokioka was granted options to purchase 2,500 shares in 1995, which terminated upon termination of his employment.

(3) These options are Performance Options which become exercisable five years after the date of grant. The Performance Options may become exercisable sooner, depending upon Bancshares financial results. If Bancshares "return on equity" increases by 100 basis points, then the Performance Options will become exercisable with respect to one-third of the stated number of shares of Common Stock; an increase of 200 basis points will cause the Performance Options to become exercisable with respect to two-thirds of the stated number of shares of Common Stock; and a 300 basis point increase means the Performance Options become fully exercisable. However, an employee must be employed by Bancshares or one of its subsidiaries for a full year after the date of grant before a Performance Option can be exercised.

(4) These options are Index Options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant. The exercise price of an Index Option increases from year to year according to increases, but not decreases, in the cost of living. The initial exercise price of the Index Options is the fair market value on the date of grant. Each January 1, the exercise price for Index Options will increase according to the increase in the Bureau of Labor Statistics Consumer Price Index -- All Urban Consumers.

    In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise or base price of the option.

DEFINED BENEFIT PLAN COMPENSATION

    During 1991, the Bank entered into deferred compensation agreements with key management officers. Under the agreements, the Bank is obligated to provide certain of such officers or beneficiaries of such officers, during a period of ten years after the officer's death, disability, or retirement, annual benefits ranging from $25,000 to $50,000. In 1996, these agreements were terminated, except with respect to five retired officers. Additionally, under a similar unfunded defined benefit plan agreement, Mr. Morita, or his designated beneficiary in the event of his death, will receive an annual amount equal to $250,000 for a ten-year term. The Bank will also reimburse Mr. Morita for health insurance, business related expenses for travel, entertainment, club memberships and automobile expenses up to a total of $60,000 per calendar year until the earlier of expiration of the agreement or Mr. Morita's death. Mr. Morita is also entitled to use of an office and reasonable secretarial expense. The Bank's obligation to make payments to Mr. Morita commences the month following his retirement from the Bank. Mr. Morita will retire as Chief Executive Officer of the Bank as of April 15, 1997.

    None of the named executive officers other than Mr. Morita are parties to a deferred compensation agreement.

CHANGE OF CONTROL AGREEMENTS

    On March 28, 1996, the Board of Directors of Bancshares approved and adopted
(i) a Change of Control Agreement between Bancshares and James M. Morita, Chairman of the Board and Chief Executive Officer of the Company (the "Chairman's Agreement"); and (ii) Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the "CBBI Executives' Agreement"). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the "Bank Executives' Agreement"), including Randall O. Chang. On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the "ISL Executives' Agreement"), including Richard Lim. The Chairman's Agreement was canceled as part of Mr. Morita's retirement agreement with Bancshares. See "Retirement Agreement with James M. Morita," below. The CBBI Executives' Agreements, the Bank Executives' Agreements and the ISL Executives' Agreements are collectively referred to below as the "Change of Control Agreements". The executives who are parties to the Change of Control Agreements are referred to below as the "Executives." Bancshares, Bank and ISL are sometimes referred to below as the "Employer." As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of 13 executives of Bancshares, the Bank and ISL.

    The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a "Change of Control." For purposes of the Change of Control Agreements, a "change of control" occurs when (i) a person acquires 20% or more of Bancshares' voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a "Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares' voting power in the resulting entity; or (iii) within any 24 month beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

    In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three year period commencing on the Effective Date (the "Employment Period"), in a commensurate position, with commensurate duties, as held 90-days prior to the Effective Date;
(ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal the highest level of participation received during the 90-day period prior to the Effective Date.

    The Change of Control Agreements will automatically terminate upon the Executive's death. The Employer may terminate the Change of Control Agreements after having established the Executive's disability and giving the Executive required notice. Following a Change of Control, the Executive may terminate the Change of Control Agreements for any reason on 30-days written notice. The Employer may terminate the Change of Control Agreements for cause.

    The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreements to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer's employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

    If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (1) the Executive's base salary through the date of termination; (2) a cash amount equal to 2.99 times the sum of: (a) the Executive's average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (3) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards; (4) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer's employ for the remainder of the Employment Period; and (5) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (2)(a),
(2)(b) or (4) above is reduced by any amount paid to the Executive under Bancshares' severance procedures and guidelines or any agreement related thereto.

    With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (1) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over
(y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock taken into account above is appropriately reduced.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee"), which meets no less than twice per year, considers compensation for executive officers of Bancshares and certain officers of the Bank and ISL and makes recommendations for approval by Bancshares' Board of Directors.

    The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison to banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares' executive compensation program is comprised of three elements:

       -annual base salary;

       -annual bonus awards; and

       -stock compensation awards

    BASE SALARIES. In determining the level of base salary for executive officers, the Compensation Committee evaluates a number of factors, including the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. There is no specific weighting of factors or objective formula by which the Committee applies these factors.

    Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Compensation Committee evaluates the executive officer's administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

    Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares' stock price and increase in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

    Related Business Factors. The Compensation Committee also analyzes related business indicators such as an executive officer's relationship with other businesses on a local, national and international level, an executive officer's community involvement, the public image and reputation projected by the executive officer, the executive officer's corporate communication, and the executive officer's relationship with stockholders, employees and government regulators.

    BONUS AWARDS. In determining bonus payments for management, the Committee generally follows a management incentive compensation program which focuses on specified performance measures such as return on equity, return on assets relative to peers and net profit. After the corporate performance measures are determined, individual performance, which is based on more qualitative criteria, is considered in the final determination of an appropriate incentive bonus payment. There were no bonus awards earned under the Bancshares management incentive plan for 1996.

    The ISL Board of Directors in 1996 adopted a bonus plan for Mr. Lim which provides a bonus based on loan funding. The bonus is based on a percentage of the "net contribution amount" which is defined as fee revenue less certain expenses incurred to produce such revenue, including commission, sales cost, underwriting and other costs. Under the terms of the plan, Mr. Lim received a bonus of $153,936 for 1996.

    STOCK COMPENSATION AWARDS. Bancshares maintains the CB Bancshares, Inc. Stock Compensation Plan under which awards may be granted to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares' stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and makes recommendations of stock awards to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

    No stock option awards were granted by Bancshares for fiscal year 1996.

    As in prior years, the Committee retained an executive compensation consultant to assist in determining the overall competitiveness of its compensation program and whether the results are appropriate and aligned with shareholders' interests. The Committee uses the consultant to provide information on competitive market practices for base salary, cash incentives and equity compensation. It is the Committee's intention to pay executives competitively with opportunities to earn incentive compensation when bank performance and shareholder return warrants.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In determining Mr. Morita's base salary, the Committee considers quantitative and financial performance factors as well as qualitative factors which require subjective evaluation. Among the quantitative factors considered are profitability, growth and total shareholder return, such as return on equity, return on assets and share price performance. The Committee also considers Mr. Morita's leadership ability to direct Bancshares in an increasingly competitive environment and his strong relationships and reputation in the industry. For 1996, the Committee determined to make no change in Mr. Morita's base salary.

    With respect to Mr. Morita's incentive compensation, the Committee determined that Bancshares did not meet its financial objectives for 1996 and that there would be no incentive award for the 1996 plan year.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable years commencing on January 1, 1994. This legislation generally limits Bancshares' executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Compensation Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 1996 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Compensation Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Compensation Committee intends to study Section 162(m) and its effects on Bancshares' executive compensation program with respect to future compensation.

                             COMPENSATION COMMITTEE

               Kazuo E. Yamane                          Marcelino J. Avecilla, M.D.
             Frederic K. T. Chun

RETIREMENT AGREEMENT WITH JAMES M. MORITA

    On March 6, 1997, Bancshares and James M. Morita, Chairman and Chief Executive Officer of Bancshares, entered into a retirement agreement, subject to regulatory approval, with respect to his retirement as Chief Executive Officer of Bancshares. Under the Memorandum of Understanding agreement ("MOU"), entered into on October 16, 1996, between Bancshares and the Federal Reserve Bank of San Francisco ("FRB"), the FRB has the right to disapprove of any employment, severance or similar contract with any senior executive officer of Bancshares. The March 6 retirement agreement was submitted to the FRB, and in response to FRB comments, the retirement agreement was revised and replaced (with the changes noted below) by a retirement agreement dated March 27, 1997 (the "Retirement Agreement"), which was not disapproved by the FRB under the MOU.

    The Retirement Agreement provides for Mr. Morita's retirement as Chief Executive Officer of Bancshares upon regulatory approval of the Retirement Agreement. Pursuant to this provision, Mr. Morita retired as Chief Executive Officer of Bancshares, effective April 15, 1997. Mr. Morita remains as Chairman of the Board of Directors through the 1997 annual meeting of shareholders, but if reelected to the Board of Directors for an additional three-year term, agrees not to be considered for Chairman or Vice-Chairman of the Board thereafter. As part of the Retirement Agreement, Mr. Morita canceled and relinquished his stock option agreement and 10,000 performance options and 10,000 index options granted thereunder, as well as his change in control agreement, dated March 28, 1996.

    Under the Retirement Agreement, Mr. Morita and Bancshares agreed that no further premium payments would be made on certain split-dollar life insurance policies, insuring Mr. Morita and his spouse, and that the current cash surrender value of the policies ($258,433) would be used to convert the policies to single-premium policies with a paid up value of $444,550. Upon payment of the proceeds under the insurance policies, the net premium advance amount paid by Bancshares ($376,556), will be paid to Bancshares, which obligation is secured by a collateral assignment of the insurance policies.

    The Retirement Agreement provides for reimbursement to Mr. Morita of his reasonable legal and accounting fees incurred relating to the Agreement. In response to FRB comments, this amount was limited to a maximum of $25,000. Bancshares also agrees to indemnify Mr. Morita in accordance with the current indemnification standards provided for under Bancshares Articles of Incorporation and Bylaws. Under such provisions, each director and officer of Bancshares is to be indemnified by Bancshares against all reasonable costs, expenses and liabilities (including counsel fees) incurred in connection with any claim, investigation or lawsuit in which such person may be involved by reason of being or having been a director or officer (whether or not a director or officer at the time such costs are incurred), except as to matters where the director or officer is finally adjudged to be liable for willful misconduct or willful neglect in the performance of his duties. The Retirement Agreement does not impact payments made to Mr. Morita or his designated beneficiary pursuant to his deferred compensation agreement with the Bank. See "Defined Benefit Plan Compensation" above.

    In consideration of the relinquishment of the stock option and change of control agreement, in order to continue to maintain in the future the good will of Mr. Morita with respect to Bancshares' and subsidiaries' customers, and in recognition of a lifetime of dedicated service to the Bank and Bancshares, the Retirement Agreement provides for a special recognition award payment to Mr. Morita of $350,000, payable in four equal quarterly installments of $87,500 commencing on September 30, 1997.

    The Retirement Agreement, and the payment of the special recognition award, was reviewed on behalf of the Board of Directors by an executive compensation consultant who determined that the payment of the special recognition award was reasonable and well within the reasonable range of competitive practices from companies of similar size and scope of operations of Bancshares.

    The Retirement Agreement was approved by the Bancshares Board of Directors on March 27, 1997, with Mr. Morita and Director Caryn Morita abstaining from the discussion and vote. Mr. Tokioka abstained from the vote.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, the following persons served as members of the Compensation Committee of Bancshares' Board of Directors:

- Kazuo E. Yamane                    - Marcelino J. Avecilla, M.D.
- Frederic K. T. Chun

    During the last fiscal year, Mr. Yamane served as Vice Chairman and Vice President of Citibank Properties, Inc., a subsidiary of Bancshares, and Mr. Chun served as Vice President of Bancshares and President of Citibank Properties, Inc. Neither Mr. Yamane nor Mr. Chun received any compensation for these positions.

    The following executive officers of Bancshares also serve on the Board of Directors of ISL which makes compensation decisions with respect to executive officers of ISL: James M. Morita, Robert R. Taira, Frederic K.T. Chun and James
H. Kamo. Mr. Morita excused himself from deliberations of the ISL Board of Directors relating to his own individual compensation from ISL.

FINANCIAL PERFORMANCE

    The following graph summarizes the cumulative return experienced by Bancshares' stockholders over the years 1991 through 1996, compared to the CRSP Index for the NASDAQ Stock Market and a Peer Group consisting of two Hawaiian and two west coast bank holding companies:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG CB BANCSHARES, INC., NASDAQ MARKET
                              & PEER GROUP INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            CB BANCSHARES    PEER GROUP     NASDAQ
1991                  $100          $100        $100
1992                   136           109         116
1993                   207            99         134
1994                   196            99         131
1995                   201           128         185
1996                   204           157         227

    The Peer Group consists of: CPB Inc., GBC Bancorp, Cathay Bancorp Inc. and First Hawaiian Inc.

    Bancshares' performance graph in its 1996 Proxy Statement included California Bancshares Inc. and Western Bank of Coos Bay, Oregon, which were both acquired in 1996.

       -Assumes $100 invested on December 31, 1991 in Bancshares Common Stock,
        NASDAQ Market Index and Peer Group Index.

       -Total return assumes reinvestment of dividends.

       -Fiscal year ending December 31.

    [Source: Research Data Group]

    Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

COMPENSATION OF DIRECTORS

    During 1996, each person (other than James M. Morita and Caryn S. Morita, who were not paid any retainer) who served as a director of one or more of Bancshares, the Bank or ISL Boards of Directors received an annual retainer of
(i) $10,000 for serving on one of the Boards; (ii) $5,000 for serving on a second Board; and (iii) $2,500 for serving on a third Board. Each member of the Board of Directors of Bancshares, the Bank and ISL received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each standing committee chairman of the Boards of Directors of Bancshares, the Bank and ISL received $550 for each committee meeting presided. As full-time employees of Bancshares, Bancshares directors James M. Morita and Caryn S. Morita received no meeting fees for any Board of Director or committee meetings attended.

    In 1996, the Bancshares Board of Directors adopted a Director's Compensation Policy which included continued payment of retainer and meeting fees equivalent to those described above, but capped the number of meeting fees for which a Board member would be paid annually to 18 (subject to the occurrence of extraordinary events such as acquisition proposals or a shareholder election contest). A similar cap on meeting fees was instituted for committee meetings. In addition, persons who attend more than one meeting of a Board or committee on the same day will be paid only one meeting fee.

    City Finance and Mortgage, Inc., O.R.E., Inc. and Citibank Properties, Inc., pay no retainer or Board fees to their directors. ISL's direct and indirect subsidiaries (DRI Assurance, Inc., ISL Capital Corporation, ISL Services, Inc., ISL Financial Corporation and Pacific Assurance Agency, Inc.) also pay no retainer or Board fees to their directors.

COMMITTEES OF THE BOARD; MEETINGS

    The Audit Committee and Compensation Committee of Bancshares' Board of Directors committees are currently comprised of the following members:

AUDIT COMMITTEE:                        COMPENSATION COMMITTEE:
--------------------------------------  --------------------------------------
Marcelino J. Avecilla, Chairman         Kazuo E. Yamane, Chairman
Raymond Y. Arakawa                      Marcelino J. Avecilla
Kazuo E. Yamane                         Frederic K. T. Chun

    The Audit Committee is responsible for the operations and continued independence of Bancshares' Internal Audit Division ("IAD"). IAD independently reviews significant operations of Bancshares and its subsidiaries (other than ISL which has its own audit department for ISL and its subsidiaries). Reviews are conducted by IAD's two operating departments: Audit and Loan Review. The Audit Department's primary responsibilities are to review the adequacy and effectiveness of internal controls, to evaluate compliance with regulatory guidelines, internal policy, and generally accepted accounting practices, and to identify areas of risk and loss exposure. The Loan Review Department's primary responsibility is to evaluate the credit quality of the loan portfolios of Bancshares and its subsidiaries (other than ISL and its subsidiaries).

    The functions performed by the Bancshares Audit Committee include recommending annually to the Board of Directors of Bancshares an independent certified public accountant to perform the external audit function, reviewing financial statements and records, consulting with management concerning internal audit findings, and meeting with Bancshares' independent certified public accountants to discuss the process and scope of their external audit and the engagement letter. The Audit Committee held 14 meetings during 1996.

    The Compensation Committee has the responsibility of reviewing and recommending compensation of all executive officers of Bancshares and its subsidiaries, subject to the approval of the Board of Directors of Bancshares and its subsidiaries, as the case may be. The Compensation Committee held four meetings during 1996. Bancshares has no nominating committee.

    Bancshares' Board of Directors held 24 meetings during 1996. All present directors attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of committees of which they are members, except Tomio Fuchu and Norman K. Mizuguchi.

CERTAIN TRANSACTIONS

    The Bank leases the premises in which its Kalihi Branch is situated from U. Yamane, Ltd., a corporation of which Kazuo E. Yamane, a director of Bancshares, is president, a director and the controlling stockholder. The lease, which commenced on February 1, 1978, provided for two consecutive five-year terms, followed by a ten-year term. Base rent for the current ten-year term is $4,145.63 per month. The lease also requires the payment by the Bank of certain additional charges, including certain maintenance costs and a pro rata share of real estate taxes and other assessments, which totalled $62,447.66 in 1996. The lease was negotiated in an arm's length transaction, and, in the opinion of management, its provisions, including the provision for rent, are comparable with those of leases between unassociated parties for like property similarly situated.

    James H. Kamo, a director and executive officer of Bancshares, also acts as legal counsel for Bancshares and the Bank. In addition to directors' retainer and meeting fees described above, Mr. Kamo was also paid $10,000 per month for his services as Secretary of Bancshares, the Bank and subsidiaries until November, 1996. Thereafter Mr. Kamo was paid on a time and charge basis. Mr. Kamo received payment of $30,939.81 in 1996 for legal services rendered on behalf of Bancshares and subsidiaries.

INDEBTEDNESS OF MANAGEMENT

    Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive officers are associated, were customers of, and had banking transactions with the Bank and ISL in the ordinary course of the Bank's and ISL's business during 1996. Such loans totalled $5.298 million at December 31, 1996. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except as described below) and, in the opinion of the management of the Bank and ISL, did not involve more than a normal risk of collectibility or present other unfavorable features.

    In 1982 ISL, while it was a subsidiary of International Holding Capital Corp. ("IHCC"), made a home mortgage loan to Lionel Tokioka, a director and executive officer of Bancshares, and his wife, Carole Tokioka. The interest rate for such loan is 8.5%. As of April 1, 1994, which was the loan payment date immediately preceding the merger of IHCC into Bancshares, the amount of outstanding indebtedness on such loan was $330,130.32. As of the latest practicable date (March 25, 1997), the amount outstanding on such loan was $270,336.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' officers and directors, and persons who own more than ten percent of a registered class of Bancshares' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than ten-percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to Bancshares during the last fiscal year, and written representations that no Form 5's were required, Bancshares is not aware of any late reports of such forms, transactions not timely reported or known failure to file a required form.

              OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

    The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares' outstanding Common Stock as of the Record Date:

                                                                                AMOUNT AND NATURE OF    PERCENT
                     NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------------------------------------------------  --------------------  -----------
CB Bancshares, Inc. Employees Stock Ownership Plan                                390,273Shares         10.99% (1)
 Hawaiian Trust Company Ltd., Trustee
 841 Bishop Street, 12th Floor
 Honolulu, Hawaii 96813

M.A. Schapiro & Co., Inc.;                                                        247,552Shares(3)       6.97%
M.A. Schapiro & Co., Inc. Profit Sharing/Retirement Plan;
Second District Securities Co., Inc. Profit Sharing/Retirement Plan; George D.
Reycraft; Donald J. Andres; and Thomas J. Mirante all
 located at:
 One Chase Manhattan Plaza
 New York, New York 10005 (2)

First Union Corporation (4)                                                       251,000Shares(5)       7.07%
 One First Union Center
 Charlotte, North Carolina 28288

TON Finance, B.V.                                                                 341,401Shares          9.61%
 Rokin 5S 1000 A.E.
 Amsterdam, Netherlands

------------------------

(1) Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the ESOP Committee. The Trustee has sole investment power.

(2) The information relating to this beneficial ownership was provided based on share ownership as of March 27, 1997.

(3) The 247,552 shares are owned as follows: M.A. Schapiro & Co., Inc. -- 238,552; M.A. Schapiro & Co., Inc. Profit Sharing/Retirement Plan -- 2,000; Second District Securities Co., Inc. Profit Sharing/ Retirement Plan -- 2,000; Donald J. Andres -- 2,000; Thomas J. and Clara Mirante -- 2,000; and George D. Reycraft -- 1,000. Each of the above persons state that they each may be deemed to beneficially own, but expressly disclaims any such beneficial ownership, the aggregate number of shares of Common Stock owned by each other person.

(4) The information relating to this beneficial ownership was derived from a
    Schedule 13G, dated February 11, 1997, which was filed by First Union Corporation with the Securities and Exchange Commission, as parent holding company for its subsidiary Evergreen Asset Management Group and Lieber and Company, investment advisers for mutual funds or other clients, with respect to ownership as of December 31, 1996.

(5) Of the 251,000 shares, the above-referenced Schedule 13G indicates First Union Corporation has sole power to vote 220,500 shares, and shared power to vote 30,500 shares.

    Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

                               LEGAL PROCEEDINGS

    Mr. Lionel Tokioka, a director of Bancshares, and two former executives of ISL have threatened to file a lawsuit against Bancshares, the Bank and ISL to recover damages, penalties pursuant to Hawaii Revised Statutes Chapter 394B, attorneys' fees, and costs related to the termination of their employment.

                              INDEPENDENT AUDITOR

    Bancshares' Board of Directors recommends to stockholders the election of the firm of Grant Thornton LLP, Accountants and Management Consultants, to serve as independent auditor for Bancshares for 1997 and thereafter until its successor is elected. During 1996, Grant Thornton LLP completed its examination of the financial statements of Bancshares for 1995 and the preparation of the corporate income tax returns and interim examination for 1996. A representative of Grant Thornton LLP is expected to be present at the 1997 annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. Bancshares has retained ChaseMellon Shareholder Services, a professional proxy solicitation firm, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $6,000 plus expenses.

                              FINANCIAL STATEMENTS

    Bancshares' 1996 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

    BANCSHARES WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH STOCKHOLDER, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. DANIEL MOTOHIRO, CHIEF FINANCIAL OFFICER, CB BANCSHARES, INC., 201 MERCHANT STREET, HONOLULU, HAWAII 96813.

                              STOCKHOLDER PROPOSAL

    In order for any stockholder proposal to be included in Bancshares' proxy statement and proxy as an item of business for the 1998 annual meeting of stockholders of Bancshares, it must be received at the principal executive offices of Bancshares not later than December 30, 1997.

                                 OTHER BUSINESS

    The Board of Directors does not know of any other matter to be presented at the 1997 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               [/S/ JAMES M. MORITA]

                                          James M. Morita
                                          CHAIRMAN OF THE BOARD

April 7, 1997

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE                PLEASE MARK
FOLLOWING                                                       YOUR VOTE AS /X/
                                                                INDICATED IN
                                                                THIS EXAMPLE
1. ELECTION OF DIRECTORS
                                            Donald J. Andres, Ronald K. Migita,
FOR ALL NOMINEES      WITHHOLD              James M. Morita, H. Clifton Whiteman
LISTED AT RIGHT       AUTHORITY
(except as indicated  TO VOTE FOR           (INSTRUCTION: To withhold authority
 to the contrary)     ALL NOMINEES          to vote for any individual nominee,
                    LISTED AT RIGHT         or nominees write the name of the
     /  /                /  /               nominee or nominees in the space
                                            provided below.)

                                            -----------------------------------

2. ELECTION OF THE FIRM OF GRANT THORNTON  3. IN THEIR DISCRETION, THE PROXIES
   AS INDEPENDENT AUDITOR FOR THE ENSUING     ARE AUTHORIZED TO VOTE UPON SUCH
   YEAR.                                      BUSINESS AS MAY PROPERLY COME
                                              BEFORE THE MEETING, INCLUDING,
        FOR     AGAINST     ABSTAIN           BUT NOT LIMITED TO, MATTERS
        /  /     /  /        /  /             PRESENTED AT THE MEETING, WHICH
                                              WERE NOT KNOWN TO THE BOARD OF
                                              DIRECTORS, A REASONABLE TIME
                                              BEFORE THE SOLICITATION OF
                                              PROXIES.

                                              IF NO DIRECTION IS INDICATED,
                                              THIS PROXY WILL BE VOTED FOR ALL
                                              PROPOSALS ABOVE.

                                              Please sign exactly as name
                                              appears hereon. When signing as
                                              attorney, personal representative,
                                              trustee, or guardian, please give
                                              full title. All joint owners and
                                              trustees should sign. If the
                                              signer is a corporation, please
                                              sign in full corporate name, by
                                              duly authorized officer.

                                              ----------------------------------
                                              Signature (no witness required)

                                              ----------------------------------
                                              Signature

                                              Dated:
                                                     ---------------------------

                  PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY
--------------------------------------------------------------------------------
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

                                  PROXY

              IMPORTANT--PLEASE SIGN AND RETURN IMMEDIATELY

   CB BANCSHARES, INC., 201 MERCHANT STREET, HONOLULU, HAWAII 96813

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints Frederic K.T. Chun, Tomio Fuchu and Robert R. Taira and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 1997 annual meeting of stockholders of CB Bancshares to be held on Thursday, April 30, 1997, at 1:30 p.m., at Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, or any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

                           CONTINUED ON REVERSE SIDE

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